Exhibit 99.1

FOR IMMEDIATE RELEASE Thursday, January 29, 2015	COMPANY CONTACT: Shannon Okinaka, SVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2014 Fourth Quarter and Full Year Financial Results

HONOLULU — January 29, 2015 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2014.

·                  GAAP net income in the fourth quarter of $11.1 million or $0.17 per diluted share. For the full year, GAAP net income of $68.9 million or $1.10 per diluted share.
·                  Adjusted net income in the fourth quarter of $26.1 million or $0.40 per diluted share, an increase of $14.1 million or $0.18 cents per diluted share year-over-year. For the full year, adjusted net income grew to $97.1 million or $1.55 per diluted share compared to $46.6 million or $0.88 per diluted share in the prior year.
·                  Operating revenue increased to $575 million for the fourth quarter and $2.3 billion for the full year. This resulted in an operating revenue per available seat mile (RASM) increase of 6.1%, year-over-year for the fourth quarter, and for the full year an increase of 5.6% year-over-year.

“2014 finished on a high note with the company posting much better results than a year ago,” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “We served more customers than ever before, grew revenues, improved profitability and strengthened our balance sheet. I have our employees to thank for Hawaiian’s performance on the ground, in the air and in our financial statements. Their hard work helps overcome the advantage that our competitors generate through their massive size alone. 2015 will be another year of improvement as long as demand, fuel and industry capacity in our marketplaces remain as forecast.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of December 31, 2014 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $524 million.
·                  Outstanding debt and capital lease obligations of approximately $1,050 million consisting of the following:
·                  $714 million outstanding under secured loan agreements to finance a portion of the purchase price for 11 Airbus A330-200 aircraft.
·                  $137 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.
·                  $102 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.
·                  $30 million outstanding under floating rate notes to finance the acquisition of two Boeing 767-300 ER aircraft.
·                  $67 million of outstanding Convertible Senior Notes.

2014 Highlights

 Operational

·                  Ranked #1 nationally for on-time performance for all reported months in 2014 by the U.S. Department of Transportation Air Travel Consumer Report.
·                  Carried a record 10.2 million passengers in 2014.

New routes and increased frequencies

·                  Launched new non-stop service from Beijing to Honolulu in April 2014.
·                  Expanded service in the Bay Area with the reintroduction of non-stop service from San Jose to Honolulu in May 2014 and launched new non-stop service from San Francisco to Maui in November 2014.
·                  Expanded service in Southern California with non-stop service from Los Angeles to Maui in May 2014 and the addition of a second daily summer seasonal service. Announced that the second daily seasonal service will return for the summer of 2015.
·                  Operated new neighbor island seasonal service from Oakland and Los Angeles directly to Lihu'e and Kona in the summer of 2014. Announced that this seasonal service will return for the summer of 2015.
·                  Launched 'Ohana by Hawaiian turboprop operation, reintroducing service from Honolulu to Moloka'i and Lana'i in March 2014. Expanded the network with the addition of flights between Maui and Moloka'i, Kona and Hilo in July.

Product and loyalty

·                  Announced the refresh of interiors in the B717-200 aircraft for a consistent seat configuration throughout the fleet.
·                  Introduced Extra Comfort premium economy seats in the A330-200 aircraft in August 2014.
·                  Entered into a new code-share agreement with Air China.

Fleet and financing

·                  Retired $54 million of A330 bank debt.
·                  Repurchased $15 million (principal amount) or 18% of convertible notes outstanding.
·                  Executed a purchase agreement with Airbus for six A330-800neo aircraft with deliveries starting in 2019, replacing the previous order for six A350XWB-800 aircraft.
·                  Entered into a new revolving credit facility that has availability of up to $175 million.
·                  Added five new A330-200 aircraft and returned or retired two Boeing 767-300 aircraft.

First Quarter and Full Year 2015 Outlook

The table below summarizes the Company’s expectations for the first quarter ending March 31, 2015 and the full year ending December 31, 2015, expressed as an expected percentage change compared to the results for the quarter ended March 31, 2014 or the year ended December 31, 2014, as applicable (the results for which are presented for reference).

	First Quarter
Item	2014	First Quarter 2015 Guidance
Cost per ASM Excluding Fuel (cents)	8.51	Up 1.5% to up 4.5%
Operating Revenue Per ASM (cents)	12.99	Down 3.5% to down 6.5%
ASMs (millions)	4,039.0	Up 3.5% to up 5.5%
Gallons of jet fuel consumed (millions)	55.2	Up 2% to up 4%
Economic fuel cost per gallon (a)	$3.10	$2.05 to $2.15

	Full Year
Item	2014	Full Year 2015 Guidance
Cost per ASM Excluding Fuel (cents)	8.15	Up in the low single digit range
ASMs (millions)	17,073.6	Up 3% to up 6%
Gallons of jet fuel consumed (millions)	230.2	Up 1% to up 4%
Economic fuel cost per gallon (a)	$3.03	$1.90 to $2.00

(a) Economic fuel cost per gallon estimates are based on the January 21, 2015 fuel forward curve.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings and full year conference call is scheduled to begin today (January 29, 2015) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 10 years (2004-2013) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 86th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile excluding fuel, operating revenue per available seat mile, available seat miles and gallons of jet fuel consumed, each for the quarter ending March 31, 2015 and the equivalent measures for full year 2015; our CEO's statement regarding expected results for the remainder of the year; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to continue to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
	(unaudited)
Operating Revenue:
Passenger	$503,257	$478,114	5.3%	$2,045,052	$1,942,829	5.3%
Other	71,582	53,771	33.1%	269,827	213,036	26.7%
Total	574,839	531,885	8.1%	2,314,879	2,155,865	7.4%
Operating Expenses:
Aircraft fuel, including taxes and delivery	150,756	173,756	(13.2)%	678,253	698,802	(2.9)%
Wages and benefits	113,005	109,169	3.5%	447,446	427,438	4.7%
Aircraft rent	27,324	26,655	2.5%	106,422	108,534	(1.9)%
Maintenance materials and repairs	57,617	43,387	32.8%	225,619	203,387	10.9%
Aircraft and passenger servicing	29,851	31,268	(4.5)%	122,780	120,635	1.8%
Commissions and other selling	28,395	27,615	2.8%	122,518	125,900	(2.7)%
Depreciation and amortization	25,414	22,057	15.2%	96,374	83,050	16.0%
Other rentals and landing fees	22,047	20,544	7.3%	87,902	81,317	8.1%
Other	43,098	43,586	(1.1)%	182,433	173,055	5.4%
Total	497,507	498,037	(0.1)%	2,069,747	2,022,118	2.4%
Operating Income	77,332	33,848	128.5%	245,132	133,747	83.3%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(16,129)	(13,434)		(64,240)	(50,453)
Interest income	596	213		1,684	639
Capitalized interest	1,440	3,289		8,024	12,625
Gains (losses) on fuel derivatives	(34,965)	5,597		(63,471)	(5,334)
Other, net	(9,878)	(1,357)		(13,682)	(4,814)
Total	(58,936)	(5,692)		(131,685)	(47,337)
Income Before Income Taxes	18,396	28,156		113,447	86,410
Income tax expense	7,297	11,077		44,521	34,556
Net Income	$11,099	$17,079		$68,926	$51,854
Net Income Per Common Stock Share:
Basic	$0.20	$0.33		$1.29	$1.00
Diluted	$0.17	$0.31		$1.10	$0.98
Weighted Average Number of Common Stock Shares Outstanding:
Basic	54,282	52,409		53,591	52,099
Diluted	66,225	54,360		62,822	53,155

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three Months Ended December 31,					Twelve Months Ended December 31,
	2014		2013		% Change	2014		2013		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (c) :
Revenue passengers flown	2,554		2,406		6.2%	10,191		9,929		2.6%
Revenue passenger miles (RPM)	3,508,723		3,378,399		3.9%	13,910,804		13,658,072		1.9%
Available seat miles (ASM)	4,266,924		4,183,420		2.0%	17,062,264		16,761,761		1.8%
Passenger revenue per RPM (Yield)	14.34	¢	14.15	¢	1.3%	14.70	¢	14.22	¢	3.4%
Passenger load factor (RPM/ASM)	82.2%		80.8%		1.4 pt.	81.5%		81.5%		—
Passenger revenue per ASM (PRASM)	11.79	¢	11.43	¢	3.1%	11.99	¢	11.59	¢	3.5%
Total Operations (c) :
Revenue passengers flown	2,554		2,408		6.1%	10,195		9,936		2.6%
RPM	3,510,682		3,382,826		3.8%	13,921,147		13,677,645		1.8%
ASM	4,269,031		4,189,062		1.9%	17,073,630		16,785,827		1.7%
Passenger load factor (RPM/ASM)	82.2%		80.8%		1.4 pt.	81.5%		81.5%		—
Operating revenue per ASM (RASM)	13.47	¢	12.70	¢	6.1%	13.56	¢	12.84	¢	5.6%
Operating cost per ASM (CASM)	11.65	¢	11.89	¢	(2.0)%	12.12	¢	12.05	¢	0.6%
CASM excluding aircraft fuel (b)	8.12	¢	7.74	¢	4.9%	8.15	¢	7.88	¢	3.4%
Aircraft fuel expense per ASM (a)	3.53	¢	4.15	¢	(14.9)%	3.97	¢	4.17	¢	(4.8)%
Revenue block hours operated	42,350		40,188		5.4%	166,362		161,965		2.7%
Gallons of jet fuel consumed	57,865		56,420		2.6%	230,199		226,214		1.8%
Average cost per gallon of jet fuel (actual) (a)	$2.61		$3.08		(15.3)%	$2.95		$3.09		(4.5)%
Economic fuel cost per gallon (a)(d)	$2.84		$3.13		(9.3)%	$3.03		$3.15		(3.8)%

(a)          Includes applicable taxes and fees.
(b)         Represents adjusted unit costs, a non-GAAP measure. We believe this is a useful measure because it better reflects our controllable costs. See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes the operations of our contract carrier under a capacity purchase agreement.
(d) See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$150,756	$173,756	(13.2)%	$678,253	$698,802	(2.9)%
Realized losses on settlement of fuel derivative contracts	13,835	2,792	395.5%	20,365	14,018	45.3%
Economic fuel expense	$164,591	$176,548	(6.8)%	$698,618	$712,820	(2.0)%
Fuel gallons consumed	57,865	56,420	2.6%	230,199	226,214	1.8%
Economic fuel costs per gallon	$2.84	$3.13	(9.3)%	$3.03	$3.15	(3.8)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Unrealized (gains) losses on fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period.  As the cost and availability of fuel is volatile, excluding the impact of fuel derivative adjustments allow investors to better analyze our operational performance and compare our results to other airlines in the periods presented below.

•	Loss on extinguishment of debt, net of tax, is excluded to allow investors to better analyze our core operational performance and compare our results to other airlines in the periods presented below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported—GAAP	$11,099	$0.17	$17,079	$0.31	$68,926	$1.10	$51,854	$0.98
Add: unrealized (gains) losses on fuel derivative contracts, net of tax	12,679	0.19	(5,033)	(0.09)	25,864	0.41	(5,210)	(0.10)
Add: loss on extinguishment of debt, net of tax	$2,331	$0.04	$—	$—	$2,331	$0.04	$—	$—
Reflecting economic fuel expense and excluding loss on extinguishment of debt	$26,109	$0.40	$12,046	$0.22	$97,121	$1.55	$46,644	$0.88

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(in thousands, except as otherwise indicated)
GAAP operating expenses	$497,507	$498,037	$2,069,747	$2,022,118
Less: aircraft fuel, including taxes and delivery	(150,756)	(173,756)	(678,253)	(698,802)
Adjusted operating expenses—excluding aircraft fuel	$346,751	$324,281	$1,391,494	$1,323,316
Available Seat Miles	4,269,031	4,189,062	17,073,630	16,785,827
CASM—GAAP	11.65 ¢	11.89 ¢	12.12 ¢	12.05 ¢
Less: aircraft fuel	(3.53)	(4.15)	(3.97)	(4.17)
CASM—excluding aircraft fuel	8.12 ¢	7.74 ¢	8.15 ¢	7.88 ¢